                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                    RPM, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                         Ohio                                                  34-6550857
----------------------------------------------------------                 ----------------------
        (State of Incorporation or Organization)                            (I.R.S. Employer
                                                                             Identification no.)

      P.O Box 777, 2628 Pearl Road, Medina, Ohio                                   44258
---------------------------------------------------------                  ----------------------
       (Address of Principal Executive Offices)                                 (Zip Code)

If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section 12(g)
of the Exchange Act and is effective               of the Exchange Act and is effective pursuant
pursuant to General Instruction A.(c), please      to General Instruction A.(d), please check the
check the following box.  [X]                      following box.[_]

Securities Act registration statement file number to which this form relates:____________________
                                                                                (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered
         -------------------                    --------------------------------

Rights to Purchase                              New York Stock Exchange
-----------------------------                   --------------------------------
Common Shares
-----------------------------                   --------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
           --------------------------------------------------------

         On April 28, 1999, the Board of Directors of RPM, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each Common Share, without par value (the "Common Shares"), of the Company outstanding at the close of business on May 11, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of April 28, 1999 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit B to the Rights Agreement.


ITEM 2.    EXHIBITS.
           ---------

Number            Description
------            -----------

4.1 Rights Agreement (including a Form of Rights Certificate as Exhibit A thereto and a Summary of Rights to Purchase Common Shares as Exhibit B thereto)

99.1              Form of letter to shareholders, dated May 12, 1999

99.2              Press release, dated April 28, 1999

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              RPM, INC.



                              By: /s/ Frank C. Sullivan
                                 -----------------------------------------------
                                 Frank C. Sullivan
                                 Executive Vice President and Chief
                                 Financial Officer (Principal Financial Officer)


Date:  May 11, 1999

EXHIBIT INDEX
-------------

Number            Description
------            -----------

4.1 Rights Agreement (including a Form of Rights Certificate as Exhibit A thereto and a Summary of Rights to Purchase Common Shares as Exhibit B thereto)

99.1              Form of letter to shareholders, dated May 12, 1999

99.2              Press release, dated April 28, 1999